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                                                                   EXHIBIT 23(b)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the use of our report included in the Proxy Statement/Prospectus contained in this Registration Statement and to all references to our Firm included in this Registration Statement.


/s/ MAULDIN & JENKINS, LLC



Atlanta, Georgia
September 8, 1998